UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	January 19, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities.

            On January 19, 2005, Host America Corporation (the “Company”) issued and sold one unit at $200,000, consisting of 24,390 shares of its common stock and one 7.5% unsecured convertible promissory note in the face amount of $100,000, in a private placement to one current director serving on the Company’s board of directors.  The outstanding principle balance due on the promissory note is convertible at the election of the holder into shares of the Company’s common stock at anytime after January 19, 2006 at $4.10 per share.  The promissory note is due and payable on January 19, 2007.  The offer and sale was made by the Company’s officers and directors and no commission or other remuneration was paid in connection with the private placement.  The gross proceeds from the offering were $200,000.

            These securities were offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate legend was placed on the shares and the promissory note issued.

            This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: January 24, 2005	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer